UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2017 (the “Initial Closing Date”), AudioEye, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of up to 12,500,000 shares of common stock of the Company (the “Common Stock” or “Shares”) at a purchase price of $.14 per share. The Investors have acknowledged that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Investors contained in the Purchase Agreement. The Investors further acknowledged that they understand that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being (or shall be) acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations under the Securities Act such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

Registration Rights

At any time after 30 days following the listing of the Common Stock on a national securities exchange, the Investors holding at least 35% of the Common Stock issued under the Purchase Agreement shall have the right to request up to two registrations per year under the Securities Act of all or any portion of their Common Stock issued under the Purchase Agreement pursuant to a registration statement filed with the Securities and Exchange Commission, subject to certain restrictions in the Purchase Agreement.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017		AUDIOEYE, INC.

	By:	/s/ Todd Bankofier
Todd Bankofier, Chief Executive Officer

INDEX TO EXHIBITS

Exhibits	Description

4.1	Common Stock Purchase Agreement